UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000

Seattle, WA 98101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 971-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended. ☐

Item 8.01	Other Events

Broadmark Realty Capital Inc. (the “Company”) is filing this Current Report on Form 8-K (this “Current Report”) for the purpose of incorporating by reference into the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), (i) certain information included in the Company’s prospectus dated September 11, 2020 (the “September Prospectus”) filed pursuant to Rule 424 under the Securities Act and (ii) the risk factor disclosure contained in Exhibit 99.2 hereto. The information included in Exhibit 99.1 hereto supplements the information included in the Company’s Form 10-K for the year ended December 31, 2019 to reflect the revised presentation included in the September Prospectus. Exhibit 99.1 hereto does not reflect any changes, activities or events occurring subsequent to the filing of the September Prospectus. For information on developments since the filing of the September Prospectus, see the Company’s other filings with the Securities and Exchange Commission, including the Company’s Form 10-Q for the quarter ended September 30, 2020. The risk factors contained in Exhibit 99.2 reflect the revised requirements for the presentation of risk factors applicable to registration statements filed on or after November 9, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Excerpts from Prospectus dated September 11, 2020
99.2	Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Nevin Boparai
	Name:	Nevin Boparai
	Title:	Executive Vice President and Chief Legal Officer

Date: January 14, 2021